As filed with the Securities and Exchange Commission on November 9, 2007

Registration No. 333-100189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2805249
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

4150 Network Circle

Santa Clara, California 95054

(650) 960-1300

(Address and telephone number of Registrant’s principal executive offices)

Jonathan I. Schwartz

Chief Executive Officer

Sun Microsystems, Inc.

4150 Network Circle

Santa Clara, California 95054

(650) 960-1300

(Name, address and telephone number of agent for service)

SUN MICROSYSTEMS, INC.

EQUITY COMPENSATION ACQUISITION PLAN

(Full title of the plan)

Copy of communications to:

William L. Neff, Esq.

Hogan & Hartson LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, DC 20004-1109

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration No. 333-100189 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $0.00067 per share (the “Common Stock”), of Sun Microsystems, Inc. (the “Company”) that were registered for issuance pursuant to the Sun Microsystems, Inc. Equity Compensation Acquisition Plan (the “ECAP”). The Company registered an aggregate of 54,360,000 shares (share number adjusted to reflect stock splits) of Common Stock for issuance under the ECAP pursuant to six registration statements on Form S-8 filed with the Securities and Exchange Commission on August 9, 1996 (Registration No. 333-09867), August 28, 1997 (Registration No. 333-34543), November 12, 1998 (Registration No. 333-67183), October 17, 2000 (Registration No. 333-48080), February 28, 2001 (Registration No. 333-56358) and September 30, 2002 (Registration No. 333-100189). The Company has adopted a new equity-based plan, the 2007 Omnibus Incentive Plan (the “2007 Plan”), which provides that the shares of Common Stock that are available for future awards under the ECAP may be transferred and reserved for issuance under the 2007 Plan. A total of 31,909,932 shares of Common Stock were available for future awards under the ECAP as of November 8, 2007.

Accordingly, pursuant to General Instruction E to Form S–8, this Post-Effective Amendment No. 1 is being filed to deregister 31,909,932 shares of Common Stock previously registered for issuance under the ECAP and to move those shares to a new Form S–8 Registration Statement (No. 333–            ) filed by the Company for shares issuable under the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California on the November 9, 2007.

SUN MICROSYSTEMS, INC.

By:	/s/ Michael E. Lehman
Michael E. Lehman Chief Financial Officer and Executive Vice President, Corporate Resources

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott G. McNealy (Scott G. McNealy)	Chairman of the Board of Directors	November 9, 2007

/s/ Jonathan I. Schwartz (Jonathan I. Schwartz)	Chief Executive Officer, President and Director (Principal Executive Officer)	November 9, 2007

/s/ Michael E. Lehman (Michael E. Lehman)	Chief Financial Officer and Executive Vice President, Corporate Resources (Principal Financial Officer)	November 9, 2007

/s/ V. Kalyani Chatterjee (V. Kalyani Chatterjee)	Vice President and Corporate Controller (Principal Accounting Officer)	November 9, 2007

/s/ James L. Barksdale (James L. Barksdale)	Director	November 9, 2007

/s/ Stephen M. Bennett (Stephen M. Bennett)	Director	November 9, 2007

/s/ Peter L.S. Currie (Peter L.S. Currie)	Director	November 9, 2007

/s/ Robert J. Finocchio, Jr. (Robert J. Finocchio, Jr.)	Director	November 9, 2007

/s/ Michael E. Marks (Michael E. Marks)	Director	November 9, 2007

(Patricia E. Mitchell)	Director

/s/ M. Kenneth Oshman (M. Kenneth Oshman)	Director	November 9, 2007

/s/ P. Anthony Ridder (P. Anthony Ridder)	Director	November 9, 2007